Exhibit 99.1

WILLIAM LYON HOMES REPORTS THIRD QUARTER 2016 RESULTS

40% INCREASE IN HOMEBUILDING REVENUE;

44% INCREASE IN PRE-TAX INCOME

NEWPORT BEACH, CA— November 4, 2016 — William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2016 third quarter ended September 30, 2016.

2016 Third Quarter Highlights (Comparison to 2015 Third Quarter)

•	Home sales revenue of $342.6 million, up 40%

•	Pre-tax Income of $24.8 million, up 44%

•	Net income available to common stockholders of $13.1 million, or $0.34 per diluted share, up 8% and 10%, respectively

•	New home deliveries of 673 homes, up 19%

•	Dollar value of orders of $348.7 million, up 17%

•	Net new home orders of 651, up 4%

•	Dollar value of homes in backlog of $591.0 million, up 10%

•	Units in backlog of 1,071, up 4%

•	Average sales locations of 78, up 7%

•	Average sales price (ASP) of new homes delivered of $509,100, up 18%

•	Homebuilding gross margin of $56.7 million, up 29%

•	Homebuilding gross margin percentage of 16.6%

•	Adjusted homebuilding gross margin percentage of 22.2%

•	SG&A percentage of 10.4%, compared to 12.0%

•	Adjusted EBITDA of $42.9 million, up 23%

“The third quarter of 2016 represented another quarter of year-over-year growth for William Lyon Homes across a number of important financial and operational metrics, with homebuilding revenues of $342.6 million, up 40%, average sales price of $509,100, up 18%, gross margin of $56.7 million, up 29%, and SG&A percentage improvement of 160 basis points,” said Matthew R. Zaist, President and Chief Executive Officer. “We achieved pre-tax income of $24.8 million for the third quarter, up 44%, resulting in net income available to common stockholders of $13.1 million, or $0.34 per diluted share. Our homebuilding joint venture activity was stronger than anticipated in the quarter, resulting in a higher minority interest allocation.”

Mr. Zaist continued, “We continued to increase our community count during the quarter, averaging 78 sales locations for the period, and experienced a relatively stable monthly absorption rate throughout the quarter, which averaged 2.8 sales per community. We are encouraged by our October sales pace which resulted in a total of 207 net new home orders, up 18% year-over-year. Backlog as of the end of the quarter stood at 1,071 units with an associated value of $591.0 million, the highest dollar value in over 10 years.”

Operating Results

Home sales revenue for the third quarter of 2016 was $342.6 million, as compared to $244.3 million in the year-ago period, an increase of 40%. Our performance was driven by a 19% increase in the number of deliveries to 673 homes, compared to 564 homes delivered in the third quarter of 2015. Average sales price of homes delivered was $509,100 in the quarter, compared to $433,200 in the year-ago period. The 18% increase in ASP primarily reflects changes in geographic and product mix contributing to closings during the quarter.

The dollar value of orders for the third quarter of 2016 was $348.7 million, an increase of 17%, from $298.4 million in the year-ago period. Net new home orders for the quarter were 651, up 4% from 628 in the third quarter of 2015. The overall increase in net new home orders was primarily driven by an increase in community count to 78 average sales locations, from 73 in the year-ago period.

The dollar value of homes in backlog was $591.0 million as of September 30, 2016, an increase of 10% compared to $537.1 million as of September 30, 2015. The increase was driven by both a 4% increase in units in backlog to 1,071 from 1,032 and a 6% increase in ASP in backlog to $551,900 from $520,500 in the year-ago period.

Homebuilding gross margin percentage was 16.6% during the third quarter of 2016, which included previously disclosed infrastructure charges included in cost of sales, and impacting margins during the quarter. Adjusted homebuilding gross margin percentage for the quarter was 22.2%.

Sales and marketing expense during the third quarter of 2016 was 5.3% of homebuilding revenue, compared to 6.3% in the year-ago quarter, driven primarily by higher homebuilding revenue and leverage on our advertising and marketing costs, compared to the prior year period. General and administrative expenses decreased to 5.1% of homebuilding revenue, compared to 5.7% in the year-ago quarter, as we continue to benefit from a lower relative cost structure due to positive operating leverage.

Balance Sheet Update

At quarter end, cash and cash equivalents totaled $40.7 million, real estate inventories totaled $1.9 billion, total assets were $2.1 billion and total equity was $739.3 million. Total debt to book capitalization was 61.6%, and net debt to net book capitalization was 60.8% at September 30, 2016, compared to 62.2% and 61.1%, respectively, as of December 31, 2015.

Conference Call

The Company will host a conference call to discuss these results today, Friday, November 4, 2016 at 10:00 a.m. Pacific Time. The call will be available via both the telephone at (855) 851-4524 or (720) 634-2900, conference ID #4118865, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through November 11, 2016 by dialing (855) 859-2056 or (404) 537-3406, conference ID #4118865. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and

Oregon. Its core markets include Orange County, Los Angeles, the Inland Empire, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. The Company has a distinguished legacy of more than 60 years of homebuilding operations, over which time it has sold in excess of 97,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Certain statements contained in this release and the accompanying comments during our conference call that are not historical information may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, but not limited to, forward-looking statements related to: anticipated new home deliveries revenue and income, gross margin performance, backlog conversion rates, operating and financial results for the fourth quarter of 2016 and full year 2016, community count growth, market and industry trends, the continued housing market recovery, average sale price of homes to be closed in various periods, SG&A percentage, future cash needs and liquidity, leverage ratios and reduction strategies and land acquisition spending. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. Factors that may impact such forward-looking statements include, among others: the availability of labor and homebuilding materials and increased construction cycle times; the availability and timing of mortgage financing; adverse weather conditions, including but not limited to the continued drought in California and the Southwest; our financial leverage and level of indebtedness and any inability to comply with financial and other covenants under our debt instruments; continued volatility and worsening in general economic conditions either internationally, nationally or in regions in which we operate; changes in governmental laws and regulations and increased costs, fees and delays associated therewith; uncertainties regarding the 2016 U.S. presidential election; worsening in markets for residential housing; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry and credit markets; uncertainties in the capital and securities markets; terrorism or other hostilities involving the United States; building moratorium or “slow-growth” or “no-growth” initiatives that could be implemented in states in which we operate; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; whether we are able to pay off or refinance the outstanding balances of our debt obligations at their maturity; limitations on our ability to utilize our tax attributes; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; the timing of receipt of regulatory approvals and the opening of projects; the availability and cost of land for future development; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor/Media Contacts:

Larry Clark

Financial Profiles, Inc.

(310) 622-8223

WLH@finprofiles.com

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Three	Three
	Months	Months
	Ended	Ended
	September 30,	September 30,
	2016	2015
Operating revenue
Home sales	$342,628	$244,311
Construction services	86	4,896

	342,714	249,207

Operating costs
Cost of sales — homes	(285,896)	(200,328)
Construction services	(86)	(4,146)
Sales and marketing	(18,246)	(15,352)
General and administrative	(17,360)	(13,981)
Amortization of intangible assets	—	(45)
Other	198	(592)

	(321,390)	(234,444)

Operating income	21,324	14,763
Equity in income of unconsolidated joint ventures	1,435	1,018
Other income, net	2,050	1,452

Income before provision for income taxes	24,809	17,233
Provision for income taxes	(8,295)	(4,956)

Net income	16,514	12,277
Less: Net income attributable to noncontrolling interests	(3,445)	(195)

Net income available to common stockholders	$13,069	$12,082

Income per common share:
Basic	$0.36	$0.33
Diluted	$0.34	$0.31
Weighted average common shares outstanding:
Basic	36,801,464	36,573,099
Diluted	38,333,027	38,507,267

WILLIAM LYON HOMES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except number of shares and per share data)

(unaudited)

	Nine	Nine
	Months	Months
	Ended	Ended
	September 30,	September 30,
	2016	2015
Operating revenue
Home sales	$928,982	$681,766
Construction services	3,810	19,304

	932,792	701,070

Operating costs
Cost of sales — homes	(769,705)	(554,657)
Construction services	(3,458)	(16,073)
Sales and marketing	(51,351)	(42,480)
General and administrative	(51,879)	(41,344)
Amortization of intangible assets	—	(710)
Other	(612)	(1,549)

	(877,005)	(656,813)

Operating income	55,787	44,257
Equity in income of unconsolidated joint ventures	3,810	1,781
Other income, net	2,803	2,875

Income before provision for income taxes	62,400	48,913
Provision for income taxes	(20,859)	(15,780)

Net income	41,541	33,133
Less: Net income attributable to noncontrolling interests	(4,897)	(2,092)

Net income available to common stockholders	$36,644	$31,041

Income per common share:
Basic	$1.00	$0.85
Diluted	$0.96	$0.81
Weighted average common shares outstanding:
Basic	36,746,727	36,534,554
Diluted	38,314,021	38,400,236

WILLIAM LYON HOMES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares and par value per share)

	September 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Cash and cash equivalents	$40,710	$50,203
Restricted cash	—	504
Receivables	8,121	14,838
Escrow proceeds receivable	—	3,041
Real estate inventories	1,856,034	1,675,106
Investment in unconsolidated joint ventures	8,414	5,413
Goodwill	66,902	66,902
Intangibles, net of accumulated amortization of $4,640 as of September 30, 2016 and December 31, 2015	6,700	6,700
Deferred income taxes, net	79,728	79,726
Other assets, net	17,321	21,017

Total assets	$2,083,930	$1,923,450

LIABILITIES AND EQUITY
Accounts payable	$76,921	$75,881
Accrued expenses	82,012	70,324
Revolving credit facility	96,000	65,000
Construction notes payable	7,685	15,915
Joint venture notes payable	123,238	94,266
Land notes payable	32,419	—
Subordinated amortizing note	8,970	14,066
5 3/4% Senior Notes due April 15, 2019	148,691	148,295
8 1/2% Senior Notes due November 15, 2020	422,852	422,896
7% Senior Notes due August 15, 2022	345,829	345,338

	1,344,617	1,251,981

Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share; 10,000,000 and no shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,902,681 and 28,363,879 shares issued, 27,855,880 and 27,657,435 outstanding at September 30, 2016 and December 31, 2015, respectively	289	284
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	38	38
Additional paid-in capital	416,736	413,810
Retained earnings	254,607	217,963

Total William Lyon Homes stockholders’ equity	671,670	632,095
Noncontrolling interests	67,643	39,374

Total equity	739,313	671,469

Total liabilities and equity	$2,083,930	$1,923,450

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Three Months Ended September 30,
	2016	2015
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	673	564	19%

Home sales revenue	$342,628	$244,311	40%
Cost of sales (excluding interest and purchase accounting adjustments)	(266,666)	(183,969)	45%

Adjusted homebuilding gross margin (2)	$75,962	$60,342	26%

Adjusted homebuilding gross margin percentage (2)	22.2%	24.7%	(10%)

Interest in cost of sales	(13,543)	(8,373)	62%
Purchase accounting adjustments	(5,687)	(7,986)	(29%)

Gross margin	$56,732	$43,983	29%

Gross margin percentage	16.6%	18.0%	(8%)

Number of homes closed
California	169	122	39%
Arizona	108	69	57%
Nevada	85	63	35%
Colorado	70	50	40%
Washington	74	117	(37%)
Oregon	167	143	17%

Total	673	564	19%

Average sales price of homes closed
California	$659,400	$518,600	27%
Arizona	266,300	269,400	(1%)
Nevada	583,500	506,700	15%
Colorado	504,500	477,300	6%
Washington	570,900	400,900	42%
Oregon	450,700	417,900	8%

Total	$509,100	$433,200	18%

Number of net new home orders
California	191	158	21%
Arizona	117	119	(2%)
Nevada	66	77	(14%)
Colorado	54	38	42%
Washington	66	98	(33%)
Oregon	157	138	14%

Total	651	628	4%

Average number of sales locations during period
California	23	18	28%
Arizona	9	8	13%
Nevada	12	11	9%
Colorado	10	14	(29%)
Washington	6	6	0%
Oregon	18	16	13%

Total	78	73	7%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	Nine Months Ended September 30,
	2016	2015
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information (1)
(dollars in thousands)
Homes closed	1,879	1,505	25%

Home sales revenue	$928,982	$681,766	36%
Cost of sales (excluding interest and purchase accounting adjustments)	(710,457)	(510,466)	39%

Adjusted homebuilding gross margin (2)	$218,525	$171,300	28%

Adjusted homebuilding gross margin percentage (2)	23.5%	25.1%	(6%)

Interest in cost of sales	(39,310)	(23,750)	66%
Purchase accounting adjustments	(19,938)	(20,441)	(2%)

Gross margin	$159,277	$127,109	25%

Gross margin percentage	17.1%	18.6%	(8%)

Number of homes closed
California	458	408	12%
Arizona	324	132	145%
Nevada	220	157	40%
Colorado	170	150	13%
Washington	225	301	(25%)
Oregon	482	357	35%

Total	1,879	1,505	25%

Average sales price of homes closed
California	$666,800	$547,300	22%
Arizona	263,600	274,900	(4%)
Nevada	586,300	572,800	2%
Colorado	505,200	463,000	9%
Washington	500,100	413,200	21%
Oregon	437,300	387,700	13%

Total	$494,400	$453,000	9%

Number of net new home orders
California	591	547	8%
Arizona	367	323	14%
Nevada	229	193	19%
Colorado	204	200	2%
Washington	238	329	(28%)
Oregon	582	467	25%

Total	2,211	2,059	7%

Average number of sales locations during period
California	20	17	18%
Arizona	8	7	14%
Nevada	12	10	20%
Colorado	10	13	(23%)
Washington	6	6	0%
Oregon	17	12	42%

Total	73	65	12%

(1)	For the periods presented, the Company is reporting in six segments: California, Arizona, Nevada, Colorado, Washington and Oregon.
(2)	Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles, or U.S. GAAP. It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest and purchase accounting adjustments have on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES

SELECTED FINANCIAL AND OPERATING INFORMATION

(unaudited)

	As of September 30,
	2016	2015
	Consolidated Total	Consolidated Total	Percentage % Change
Backlog of homes sold but not closed at end of period
California	327	297	10%
Arizona	252	238	6%
Nevada	124	109	14%
Colorado	112	134	(16%)
Washington	57	90	(37%)
Oregon	199	164	21%

Total	1,071	1,032	4%

Dollar amount of homes sold but not closed at end of period (in thousands)
California	$260,082	$236,202	10%
Arizona	71,609	59,737	20%
Nevada	78,285	70,601	11%
Colorado	59,451	64,300	(8%)
Washington	36,518	36,902	(1%)
Oregon	85,093	69,383	23%

Total	$591,038	$537,125	10%

Lots owned and controlled at end of period
Lots owned
California	1,625	2,315	(30%)
Arizona	4,877	5,289	(8%)
Nevada	3,131	2,864	9%
Colorado	1,544	864	79%
Washington	1,387	1,180	18%
Oregon	1,303	1,399	(7%)

Total	13,867	13,911	(0%)

Lots controlled
California	1,069	419	155%
Arizona	—	—	0%
Nevada	51	657	(92%)
Colorado	232	148	57%
Washington	1,081	937	15%
Oregon	1,849	1,601	15%

Total	4,282	3,762	14%

Total lots owned and controlled
California	2,694	2,734	(1%)
Arizona	4,877	5,289	(8%)
Nevada	3,182	3,521	(10%)
Colorado	1,776	1,012	75%
Washington	2,468	2,117	17%
Oregon	3,152	3,000	5%

Total	18,149	17,673	3%

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Net income available to common stockholders	$13,069	$12,082	$36,644	$31,041
Net cash used in operating activities	$(8,073)	$(115,414)	$(82,978)	$(220,354)
Interest incurred	$21,293	$19,271	$62,112	$55,915
Adjusted EBITDA (1)	$42,905	$34,914	$124,895	$96,692
Adjusted EBITDA Margin (2)	12.5%	14.0%	13.4%	13.8%
Ratio of adjusted EBITDA to interest incurred	2.0	1.8	2.0	1.7

Balance Sheet Data

	September 30,	December 31,
	2016	2015
Cash, cash equivalents and restricted cash	$40,710	$50,707

Total William Lyon Homes stockholders’ equity	671,670	632,095
Noncontrolling interest	67,643	39,374
Total debt	1,185,684	1,105,776

Total book capitalization	$1,924,997	$1,777,245

Ratio of debt to total book capitalization	61.6%	62.2%
Ratio of debt to total book capitalization (net of cash)	60.8%	61.1%

(1)	Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, (v) depreciation and amortization, (vi) non-cash purchase accounting adjustments, (vii) cash distributions of income from unconsolidated joint ventures, and (viii) equity in income of unconsolidated joint ventures. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company’s operating performance. Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net income attributable to William Lyon Homes to adjusted EBITDA is provided in the following table:
(2)	Calculated as Adjusted EBITDA as a percentage of operating revenue.

WILLIAM LYON HOMES

SUPPLEMENTAL FINANCIAL INFORMATION

(unaudited)

	Three	Three	Nine	Nine
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Net income available to common stockholders	$13,069	$12,082	$36,644	$31,041
Provision for income taxes	8,295	4,956	20,859	15,780
Interest expense
Interest incurred	21,293	19,271	62,112	55,915
Interest capitalized	(21,293)	(19,271)	(62,112)	(55,915)
Amortization of capitalized interest included in cost of sales	14,981	8,373	41,742	23,750
Stock based compensation	1,526	1,671	4,087	4,828
Depreciation and amortization	503	529	1,508	1,936
Non-cash purchase accounting adjustments	5,687	7,986	22,969	20,441
Cash distributions of income from unconsolidated joint ventures	279	335	896	697
Equity in income of unconsolidated joint ventures	(1,435)	(1,018)	(3,810)	(1,781)

Adjusted EBITDA	$42,905	$34,914	$124,895	$96,692